February 1, 2007 - 8:07 AM EST

TechnoConcepts' Subsidiary Receives Its First Purchase Order

TechnoConcepts, Inc. (OTCBB:TCPS), announced today that its subsidiary in China, Jinshilin Techno Ltd., has received from the Shanghai Forest Electronics Technology Co. Ltd. a product supply and sales contract for 100,000 set-top boxes integrating both Internet Protocol Television (IPTV) and Voice Over IP (VOIP) phone services. The contract represents the first such purchase order pursuant to the Cooperation Agreements between Jinshilin Techno and Shanghai Forest, under which Jinshilin Techno expects to ship a total of two million IPTV/VOIP set top boxes to Shanghai Forest by the end of 2009.

Shanghai Forest has agreed to pay in excess of $9 million for the 100,000 boxes, with 30% of the price of each shipment to be paid in advance. The first shipment is for 5,000 units in February 2007, ramping up each month to a shipment of 30,000 units in July 2007.

The set top boxes will be deployed in Shangqiu, China, a city with two million rural users. The units shipped will be integrated into an IPTV/VOIP network being built by Shanghai Forest in cooperation with Alcatel Network Support System Company Inc. as part of the Henan Province's Television and Broadcast Bureau's project to supply in-home IPTV television and VOIP telephone services to the rural residents of the Henan Province.

"This initial sale marks a significant accomplishment for Jinshilin Techno," said Antonio Turgeon, Chairman and CEO of TechnoConcepts. "We are very positive that this contract stands as a milestone deal that our subsidiary can duplicate because this set top box has been under evaluation by several different companies for additional opportunities in China and abroad. We are aggressively exploring several similar opportunities and are confident that we well be able to secure additional agreements."

About TechnoConcepts Inc.

TechnoConcepts (OTCBB:TCPS) designs, develops and markets semiconductors for wireless communications. The Company has developed and patented True Software Radio(R), a proprietary technology that creates convergence for the wireless industry. True Software Radio(R) chipsets are designed to enable cell phones, PDAs, laptops and other mobile devices with different radio frequencies, standards and protocols to adjust by software command so that they can communicate directly with each other, across otherwise incompatible networks, without multiple radios. True Software Radio(R) chipsets replace the front end, I/F processing, ADC and digital filtering sections of digital radios. Because the technology simplifies design and reduces component costs, the Company believes that True Software Radio(R) is an ideal platform for Original Equipment Manufacturers (OEMs) and Original Design Manufacturers (ODMs) to develop new wireless broadband, mobile data, cellular and other next-generation wireless applications.

More information is available at www.technoconcepts.com.

About Jinshilin Techno Ltd.

Jinshilin Techno Ltd. is TechnoConcepts' subsidiary based in Shanghai, China, providing marketing, sales and technical support for True Software Radio(R) technology in China. Jinshilin also designs and sells products for Internet Television (IPTV) and Voice Over IP (VOIP) telephony, Stream Media Protocol Processing, and Broadcasting Software for IPTV-Set-Top Boxes. Jinshilin expects future generation set-top boxes will support multi-protocol wireless connectivity with television, DVD players and other multi-media appliances, by integrating TechnoConcepts' True Software Radio(R) technology.

Safe Harbor Statement under the Private Litigation Reform Act of 1995

Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such statements may relate, among other things to expected financial and operating results, the expected acceptance of the company's products, the usefulness and benefits of the company's products generally and the acceptance of the company's technological solutions and its ability to achieve its goals, plans and objectives. The risks and uncertainties that may affect forward-looking statements include among others: difficulties providing solutions that meet the needs of customers, difficulty in developing new products, difficulty in relationships with vendors and partners, difficulty in introducing products in the marketplace and gaining acceptance of the same, difficulty gaining necessary governmental approvals, difficulty facing the intense competition present in the wireless communications industry, uncertainty of currency exchange rate fluctuations, the Company's limited operating history, its inexperience in operating internationally and difficulty managing rapid growth. For a more detailed discussion of the risks and uncertainties of TechnoConcepts' business, please refer to the company's Annual Report on Form 10K for the fiscal year ended September 30, 2006, filed with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statement contained in this press release or with respect to the announcements described herein.

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